EXHIBIT 2

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this 13th day of February 2006, by and among María Esther Aguirre Gómez, Francisco de Jesús Aguirre Gómez, María Adriana Aguirre Gómez, Ana María Aguirre Gómez, Carlos de Jesús Aguirre Gómez, Rafael Felipe de Jesús Aguirre Gómez, José Manuel Aguirre Gómez, BBVA Bancomer, S.A., as Trustee of Trust No. F/23020-1 and BBVA Bancomer, S.A., as Trustee of Trust No. F/29307-6.

Each of the parties hereto hereby agrees to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on any Schedule 13D or 13G relating to its ownership (direct or otherwise) of any securities of Grupo Radio Centro, S.A. de C.V., a sociedad anónima de capital variable, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by it pursuant to the United States Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of such Filings.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BBVA BANCOMER, S.A.,

as Trustee of Trust No. F/23020-1, and

solely on behalf of Trust No. F/23020-1

/s/ Alfredo Azpeitia Mera

By: Alfredo Azpeitia Mera

Attorney-in-Fact

BBVA BANCOMER, S.A.,

as Trustee of Trust No. F/29307-6, and

solely on behalf of Trust No. F/29307-6

/s/ Alfredo Azpeitia Mera

By: Alfredo Azpeitia Mera

Attorney-in-Fact

                                        *

María Esther Aguirre Gómez

                                        *

Francisco de Jesús Aguirre Gómez

                                        *

María Adriana Aguirre Gómez

                                        *

Ana María Aguirre Gómez

                                        *

Carlos de Jesús Aguirre Gómez

                                        *

Rafael Felipe de Jesús Aguirre Gómez

                                        *

José Manuel Aguirre Gómez

* /s/ Alfredo Azpeitia Mera
By: Alfredo Azpeitia Mera
Attorney-in-Fact